Exhibit 99.1

Seritage Growth Properties Reports Second Quarter 2016 Operating Results

New York, NY – August 4, 2016 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner of 266 properties totaling over 42 million square feet of gross leasable area (“GLA”), today reported financial and operating results for the three and six months ended June 30, 2016.

Financial Results

For the three months ended June 30, 2016:

•	Net loss attributable to common shareholders of $7.1 million, or $0.23 per diluted share

•	Total net operating income (“Total NOI”) of $47.2 million

•	Funds from Operation (“FFO”) of $30.2 million, or $0.54 per diluted share

•	Company FFO of $32.1 million, or $0.58 per diluted share

For the six months ended June 30, 2016:

•	Net loss attributable to common shareholders of $15.5 million, or $0.49 per diluted share

•	Total NOI of $93.7 million

•	FFO of $59.7 million, or $1.07 per diluted share

•	Company FFO of $64.7 million, or $1.16 per diluted share

Operational Highlights

As of June 30, 2016, including the Company’s proportional share of its unconsolidated joint ventures (“JVs”):

•	Annualized Total NOI was an estimated $209 million, including all signed leases and net of rent attributable to the associated space to be recaptured.

•	Annual base rent for signed but not yet opened leases (“SNO leases”) totaled $23.8 million across 1.04 million square feet, an average of $22.79 PSF, including 420,000 square feet of new leases signed during the second quarter at $17.20 PSF; average base rents for in-place third-party leases and Sears Holdings Corporation (“Sears Holdings”) were $11.98 PSF and $4.30 PSF, respectively.

•	Third-party tenants other than Sears Holdings represented approximately 29% of annual base rent, including all signed leases and net of rent attributable to the associated space to be recaptured.

“We are very pleased with our second quarter results, as well as the significant progress the Company has made since we began operations one year ago,” said Benjamin Schall, President and Chief Executive Officer. “We have created a fully-integrated real estate development and operating platform, signed 800,000 square feet of new leases with growing retailers, and completed or commenced 30 value-enhancing redevelopment projects. As we convert single tenant properties into multi-tenant shopping centers, we’re substantially increasing rental rates, from $4.90 PSF to $24.36 PSF on a same space basis, and diversifying our tenant roster. We expect the 15 new projects we’ve announced since our inception to increase income at the properties from $8.8 million today to $30.1 million upon stabilization, generating returns in excess of 12% on our invested capital. Our entire organization is focused on continuing to execute at a high level to create long term value for our shareholders.”

Financial Results

Net loss attributable to Class A and Class C shareholders was $7.1 million, or $0.23 per diluted share, for the quarter ended June 30, 2016 and $15.5 million, or $0.49 per diluted share, for the six months ended June 30, 2016.

Total NOI, which includes the Company’s proportional share of NOI from 31 properties owned through investments in its unconsolidated JVs, was $47.2 million for the quarter ended June 30, 2016 and $93.7 million for the six months ended June 30, 2016.

FFO, as calculated in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”) definition, was $30.2 million, or $0.54 per diluted share, for the quarter ended June 30, 2016 and $59.7 million, or $1.07 per diluted share, for the six months ended June 30, 2016.

Company FFO was $32.1 million, or $0.58 per diluted share, for the quarter ended June 30, 2016 and $64.7 million, or $1.16 per diluted share, for the six months ended June 30, 2016. The Company makes certain adjustments to FFO to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity, changes in fair value of interest rate derivatives, amortization of deferred financing costs, and other non-recurring and non-cash items. This metric was previously referred to as Normalized FFO; the definition and calculation remain the same.

Portfolio Summary

As of June 30, 2016, the Company’s portfolio included interests in 266 retail properties totaling over 42 million square feet of gross leasable area, including 235 wholly-owned properties and 31 properties owned through investments in unconsolidated JVs. Approximately 50% of the portfolio consisted of properties attached to regional malls and approximately 50% consisted of shopping center or freestanding properties.

As of June 30, 2016, the portfolio was 99.3% leased and included 14 properties leased entirely to third-party tenants, 125 properties leased to Sears Holdings and one or more third-party tenants, and 127 properties leased entirely to Sears Holdings. Of the properties leased to Sears Holdings, 170 operated under the Sears brand and 82 operated under the Kmart brand.

Development Update

The Company’s wholly-owned development pipeline currently consists of 21 projects, including six properties that were in various stages of development when acquired by the Company in July 2015, and 15 new redevelopments that have been initiated on the Seritage platform. The Company’s estimated aggregate investment in these redevelopments is approximately $183.8 million, of which $11.3 million is attributable to the acquired projects and $172.5 million is attributable to new projects.

Acquired Projects – Wholly Owned Properties

As of June 30, 2016, the Company had substantially completed and delivered to tenants nine of the 15 wholly-owned projects that were in various stages of development when they were acquired by the Company in July 2015. The six remaining redevelopments represent a total investment of approximately $11.3 million, of which approximately $9.6 million remained to be spent as of June 30, 2016. Capital for these projects is held in a reserve account put in place at the closing of the Company’s formation transaction and is included in restricted cash on the Company’s consolidated balance sheet.

During the three months ended June 30, 2016, the Company completed its multi-tenant project in Virginia Beach, VA and a freestanding Hobby Lobby store in Tulsa, OK. The 197,300 square foot center in Virginia Beach is leased to Nordstrom Rack, Fresh Market, DSW and REI, as well as a downsized Sears store. In addition, subsequent to June 30, 2016, Pottery Barn Kids and Williams-Sonoma opened at the Company’s San Diego, CA location which substantially completed the project.

New Projects – Wholly Owned Properties

As of June 30, 2016, the Company had initiated 15 new projects representing an estimated total investment of approximately $172.5 million, of which approximately $150.6 million remained to be spent. These 15 projects will be funded with existing liquidity, including cash on hand, cash from operations and borrowings under the Company’s existing $100 million future funding facility. A brief description of each project is presented below:

Braintree, MA. The Company has recaptured 100% of a Kmart store within The Marketplace at Braintree, a dominant open air shopping center. The existing store will be redeveloped for multiple national retailers, including Nordstrom Rack, Saks Off 5th, and Ulta Beauty, which is already open. Sears Holdings vacated the property in February 2016 and the property is under construction.

Honolulu, HI. The Company has recaptured 100% of a Kmart store on a major transportation corridor proximate to downtown Honolulu. The store will be redeveloped into a multi-tenant shopping center for Longs Drugs (CVS), PetSmart, and Ross Dress for Less. Sears Holdings vacated the property in April 2016 and the property is under construction.

Memphis, TN. The Company has recaptured 100% of a freestanding Sears store and detached Sears Auto Center centrally located on Poplar Avenue, a primary east-west thoroughfare in East Memphis. The existing structures will be demolished, and the site will be redeveloped with over 135,000 square feet of space leased to Nordstrom Rack, Ulta Beauty and additional junior box, small shop and restaurant users. Sears Holdings vacated the property in April 2016 and construction activities are underway.

King of Prussia, PA. The Company has signed leases with Yard House and Outback Steakhouse to occupy the former Sears Auto Center at one of the country’s most productive regional malls. Primark and Dick’s Sporting Goods opened in 2015 and occupy the first and second floor, respectively, of the former Sears full-line store. Construction activities on the repurposing of the auto center commenced in the first quarter of 2016.

San Antonio, TX. The Company has recaptured 100% of a Sears Auto Center located directly across from the North Star Mall. The space will be repurposed for Orvis, Jared’s Jeweler, and additional small format tenants. Sears Holdings vacated the property in July 2016 and construction activities are underway.

Wayne, NJ. The Company has exercised its recapture right for portions of the full-line Sears store located at Willowbrook Mall, a dominant 1.5 million square foot regional mall in Northern New Jersey. The redevelopment will include Dave & Busters on the second floor and additional junior box and smaller format retailers on the ground floor, while Sears Holdings will retain space on both floors.

Fairfax, VA. The Company has exercised its recapture right for portions of the full-line Sears store and Sears Auto Center located at Fair Oaks Mall, a dominant regional mall with strong demographics in the Washington, D.C. market. The redevelopment will include Dave & Busters, junior box retailers, and restaurants on the second floor, while Sears Holdings will retain the space on the first floor.

North Hollywood, CA. The Company has submitted a recapture notice for approximately 50% of the free-standing, two-level Sears store located at the highly trafficked corner of Laurel Canyon Blvd. and Victory Blvd. in Los Angeles. The south portion of the building will be redeveloped for Burlington Stores on the upper level with additional retail on the lower level, while Sears Holdings will retain the downsized space on the north side.

Madison, WI. The Company has submitted a recapture notice for portions of the full-line Sears store located at West Towne Mall, a dominant regional mall in Madison, WI. The redevelopment will include Dave & Busters, junior box retailers, small shop retail and restaurants, and Sears will retain the remainder of the space attached to the mall.

Orlando, FL. The Company has submitted a recapture notice for 100% of the full-line Sears store and Sears Auto Center located at Orlando Fashion Square. The majority of the existing structures will be demolished, and the site will be redeveloped with approximately 140,000 square feet of space anchored by Orchard Supply Hardware and Floor & Décor, along with additional small shop and restaurant users.

West Jordan, UT. The Company has submitted a recapture notice for portions of the free-standing Sears Grand store and Sears Auto Center located at Jordan Landing Shopping Center, the primary regional shopping area in West Jordan, UT. The space will be redeveloped for Burlington Stores and smaller shop retail, while Sears will continue to operate in the remainder of the building.

BJ’s Brewhouse. The Company has exercised recapture notices for 100% of three Sears Auto Centers located at Colonie Center in Albany, NY, Bowie Town Center in Bowie, MD and Valley Mall in Hagerstown, MD. These spaces will be repurposed for BJ’s Brewhouse occupying 7,000 to 8,000 square feet per location, as well as additional restaurant users and small shop retailers. The Company is also developing a new outparcel for BJ’s Brewhouse at Glenbrook Square in Ft. Wayne, IN.

The table below provides a summary of the Company’s wholly-owned redevelopment projects described above:

(dollars in thousands)			Total	Total
			Estimated	Estimated	Estimated	Estimated
		Total Project	Dvlpmnt.	Project	Construction	Substantial
Property	Description	Square Feet	Cost (1)	Cost (1)	Start	Completion
King of Prussia, PA	Repurpose of former auto center space for Outback Steakhouse, Yard House and small shop retail	29,100	$3,900	$3,900	Underway	Q4 2016
Braintree, MA	100% recapture; redevelopment of existing building to be anchored by Nordstrom Rack and Saks Off 5th	90,000	11,700	12,100	Underway	Q4 2016
Honolulu, HI	100% recapture; redevelopment of existing building for Longs Drugs (CVS), PetSmart and Ross Dress for Less	79,000	8,500	19,700	Underway	Q2 2017
San Antonio, TX	Recapture and repurpose auto center space for Orvis, Jared’s Jeweler and small shop retail	18,900	3,300	3,300	Underway	Q2 2017
Memphis, TN	100% recapture; demolish and construct new buildings for Nordstrom Rack, Ulta Beauty additional junior anchors, small shop retail and restaurants	135,200	24,100	25,200	Underway	Q3 2017
Ft. Wayne, IN	Site densification; new outparcel for BJ’s Brewhouse	7,600	1,100	1,100	Q4 2016	Q2 2017
Albany, NY	Recapture and repurpose auto center space for BJ’s Brewhouse and additional restaurants	28,000	5,700	5,700	Q4 2016	Q3 2017
Bowie, MD	Recapture and repurpose auto center space for BJ’s Brewhouse	8,200	1,900	1,900	Q4 2016	Q3 2017
Hagerstown, MD	Recapture and repurpose auto center space for BJ’s Brewhouse and additional restaurants	15,400	2,700	2,700	Q4 2016	Q4 2017
Wayne, NJ	Partial recapture; redevelopment of existing store to be anchored by Dave & Busters, additional junior anchors and restaurants	111,300	21,100	21,100	Q1 2017	Q4 2017
Fairfax, VA	Partial recapture; redevelopment of existing store and attached auto center for Dave & Busters, additional junior anchors and restaurants	110,300	18,600	18,600	Q1 2017	Q4 2017
Madison, WI	Partial recapture; redevelopment of existing store for Dave & Busters, additional junior anchors, small shop retail and restaurants	75,300	14,200	14,200	Q1 2017	Q4 2017
West Jordan, UT	Partial recapture; redevelopment of existing store and attached auto center for Burlington Stores and small shop retail	81,400	10,800	10,800	Q1 2017	Q4 2017
North Hollywood, CA	Partial recapture; redevelopment of existing store for Burlington Stores and additional retail	79,800	12,300	12,300	Q2 2017	Q1 2018
Orlando, FL	100% recapture; redevelopment of existing building to be anchored by Floor & Décor and Orchard Supply Hardware	139,200	19,600	19,900	Q2 2017	Q2 2018

Total		1,008,700	$159,500	$172,500

	Projected Annual Income (2)			Incremental Yield on Cost (3)
	Total	Existing	Incremental
Total redevelopment projects	$30,100	$8,800	$21,300	12.0% - 13.0%

(1)	Total estimated development costs exclude, and total estimated project costs include, termination fees to recapture 100% of certain properties.
(2)	Projected annual income includes assumptions on stabilized rents to be achieved for space under redevelopment. There can be no assurance that stabilized rent targets will be achieved.
(3)	Projected incremental annual income divided by total estimated project costs.

Acquired Projects – Joint Venture Properties

During the three months ended June 30, 2016, Primark opened at Danbury Fair Mall in a store owned by the Company’s unconsolidated joint venture with The Macerich Company (the “Macerich JV”). Subsequent to June 30, 2016, Primark opened at Freehold Raceway Mall in another store owned by the Macerich JV.

These openings represent the substantial completion of two of the four joint venture projects that were in various stages of development when they were acquired by the Company in July 2015. Additional Primark stores at Staten Island Mall, which is owned by the Company’s unconsolidated joint venture with General Growth Properties, Inc. (the “GGP JV”), and Burlington Mall, which is owned by the Company’s unconsolidated joint venture with Simon Property Group, Inc. (the “Simon JV”), are under construction.

New Projects – Joint Venture Properties

As of June 30, 2016, the GGP JV had submitted recapture notices for portions of the space currently occupied by Sears Holdings at the following four properties: Staten Island Mall in Staten Island, NY, Coronado Mall in Albuquerque, NM, Pembroke Lakes Mall in Pembroke Pines, FL, and Valley Plaza Mall in Bakersfield, CA.

Leasing Update

As of June 30, 2016, the Company had 46 SNO leases representing over 1.0 million square feet at an average base rent of $22.79 PSF, including the Company’s proportional share of its unconsolidated JVs. During the quarter ended June 30, 2016, the Company signed 420,000 square feet of new leases at an average base rent of $17.20 PSF.

The table below provides a summary of the Company’s SNO leases as of June 30, 2016, including unconsolidated JVs presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)
			Total		Incremental (1)
	Number of		Annual	Annual Base	Annual	Annual Base
	SNO Leases	GLA	Base Rent	Rent PSF	Base Rent	Rent PSF
As of March 31, 2016	35	785	$18,813	$23.97	$8,683	$25.23
Opened	(4)	(161)	(2,245)	13.94
Signed	15	420	7,225	17.20	5,075	14.34

As of June 30, 2016	46	1,044	$23,793	$22.79	$13,758	$19.46

(1)	Reflects incremental base rent for new tenants over base rent paid by Sears Holdings on a same space basis.

The table below provides a summary of all of the Company’s signed leases as of June 30, 2016, including unconsolidated JVs presented at the Company’s proportional share:

(in thousands except number of leases and PSF data)
Tenant	Number of Leases	Leased GLA	% of Total Leased GLA	Annual Base Rent	% of Total Annual Base Rent	Annual Base Rent PSF
Sears Holdings (1)	252	35,105	89.1%	$150,997	70.7%	$4.30
In-Place Third-Party Leases	239	3,236	8.2%	38,779	18.2%	11.98
SNO Third-Party Leases	46	1,044	2.7%	23,793	11.1%	22.79

Sub-Total Third-Party Leases	285	4,280	10.9%	62,572	29.3%	14.62

Total	537	39,385	100.0%	$213,569	100.0%	$5.42

(1)	Leases reflects number of properties subject to the Master Lease and JV Master Leases.

Balance Sheet and Liquidity

As of June 30, 2016, the Company’s total market capitalization was $3.9 billion. Total market capitalization is calculated as the sum of total debt and the market value of the Company’s outstanding shares of common stock, assuming conversion of operating partnership units.

Total debt to total market capitalization was 29.5% and net debt to Adjusted EBITDA was 5.4x. The Company deducts both unrestricted and restricted cash from total debt when calculating net debt. Reconciliations of net loss attributable to common shareholders to EBITDA, and EBITDA to Adjusted EBITDA, are provided in the tables accompanying this press release.

As of June 30, 2016, the Company had $63.7 million of unrestricted cash on hand, as well as restricted cash of $87.0 million, the substantial majority of which is held in reserve accounts for operating and capital expenses at the Company’s properties. The Company also has $100 million of investment capital available through a future funding facility, which was undrawn as of June 30, 2016.

Dividend

On August 2, 2016, the Company’s Board of Trustees declared a third quarter common stock dividend of $0.25 per each Class A and Class C common share. The dividend will be paid on October 13, 2016 to shareholders of record on September 30, 2016. Holders of units in Seritage Growth Properties, L.P. (the “Operating Partnership”) were entitled to an equal distribution per each Operating Partnership unit held as of September 30, 2016.

On May 3, 2016, the Company’s Board of Trustees declared a second quarter common stock dividend of $0.25 per each Class A and Class C common share. The dividend was paid on July 14, 2016 to shareholders of record on June 30, 2016. Holders of units in the Operating Partnership were entitled to an equal distribution per each Operating Partnership unit held as of June 30, 2016.

Supplemental Report

A Supplemental Report will be available in the Investors section of the Company’s website, www.seritage.com.

Non-GAAP Financial Measures

The Company makes reference to NOI, Total NOI, EBITDA, Adjusted EBITDA, FFO and Company FFO which are financial measures that include adjustments to accounting principles generally accepted in the United States (“GAAP”).

None of Total NOI, EBITDA, Adjusted EBITDA, FFO or Company FFO, are measures that (i) represent cash flow from operations as defined by GAAP; (ii) are indicative of cash available to fund all cash flow needs, including the ability to make distributions; (iii) are alternatives to cash flow as a measure of liquidity; or (iv) should be considered alternatives to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. Reconciliations of these measures to the respective GAAP measures we deem most comparable have been provided in the tables accompanying this press release.

Net Operating Income (“NOI”) and Total NOI

NOI is defined as income from property operations less property operating expenses. The Company believes NOI provides useful information regarding Seritage, its financial condition, and results of operations because it reflects only those income and expense items that are incurred at the property level.

The Company also uses Total NOI, which includes its proportional share of unconsolidated properties. This form of presentation offers insights into the financial performance and condition of the Company as a whole given the Company’s ownership of unconsolidated properties that are accounted for under GAAP using the equity method. The Company also considers Total NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting.

Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization (“EBITDA”) and Adjusted EBITDA

EBITDA is defined as NOI less administrative expenses and other operational items. The Company believes EBITDA provides useful information to investors regarding its results of operations because it removes the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). The Company also believes the use of EBITDA facilitates comparisons between the Company and other equity REITs, retail property owners who are not REITs, and other capital-intensive companies.

The Company also considers Adjusted EBITDA to be a helpful supplemental measure of its operating performance because it excludes from EBITDA certain other non-cash and non-comparable items that the Company does not believe are representative of ongoing operating results.

Funds From Operations (“FFO”) and Company FFO

FFO is calculated in accordance with the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from property sales, real estate related depreciation and amortization, and impairment charges on depreciable real estate assets. The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry.

The Company makes certain adjustments to FFO, which it refers to as Company FFO, to account for certain non-cash and non-comparable items, such as loss on interest rate cap, acquisition-related expenses, and up-front-hiring and personnel costs, that it does not believe are representative of ongoing operating results. The Company previously referred to this metric as Normalized FFO and the calculation remains the same.

Forward-Looking Statements

This document contains forward-looking statements, which are based on the current beliefs and expectations of management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: competition in the real estate and retail industries; our substantial dependence on Sears Holdings; Sears Holdings’ termination and other rights under its master lease with us; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; and our limited operating history. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in filings with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Seritage Growth Properties is a publicly-traded, self-administered and self-managed retail REIT with 235 wholly-owned properties and 31 JV properties totaling over 42 million square feet of space across 49 states and Puerto Rico. Pursuant to a master lease, 221 of the Company’s wholly-owned properties are leased to Sears Holdings and are operated under either the Sears or Kmart brand. The master lease provides the Company with the right to recapture certain space from Sears Holdings at each property for retenanting or redevelopment purposes. At several properties, third-party tenants under direct leases occupy a portion of leasable space alongside Sears and Kmart, and 14 properties are leased entirely to third parties. The Company also owns 50% interests in 31 properties through JV investments with General Growth Properties, Inc., Simon Property Group, Inc., and The Macerich Company. A substantial majority of the space at the Company’s JV properties is also leased to Sears Holdings under master lease agreements that provide for similar recapture rights as the master lease governing the Company’s wholly-owned properties.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com

SERITAGE GROWTH PROPERTIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Investment in real estate
Land	$840,563	$840,563
Buildings and improvements	829,227	814,652
Accumulated depreciation	(61,124)	(29,076)

	1,608,666	1,626,139
Construction in progress	34,605	13,136

Net investment in real estate	1,643,271	1,639,275
Investment in unconsolidated joint ventures	421,857	427,052
Cash and cash equivalents	63,650	62,867
Restricted cash	87,040	92,475
Tenant and other receivables, net	17,148	9,772
Lease intangible assets, net	533,537	578,795
Prepaid expenses, deferred expenses and other assets, net	8,512	23,123

Total assets	$2,775,015	$2,833,359

LIABILITIES AND EQUITY
Liabilities
Mortgage loans payable, net	$1,145,096	$1,142,422
Accounts payable, accrued expenses and other liabilities	114,492	120,860

Total liabilities	1,259,588	1,263,282

Commitments and contingencies
Shareholders’ Equity
Class A shares $0.01 par value; 100,000,000 shares authorized; 25,827,692 and 24,817,842 shares issued and outstanding, respectively	258	248
Class B shares $0.01 par value; 5,000,000 shares authorized; 1,589,020 shares issued and outstanding	16	16
Class C shares $0.01 par value; 50,000,000 shares authorized; 5,763,335 and 6,773,185 shares issued and outstanding, respectively	58	68
Additional paid-in capital	925,042	924,508
Accumulated deficit	(69,414)	(38,145)

Total shareholders’ equity	855,960	886,695
Non-controlling interests	659,467	683,382

Total equity	1,515,427	1,570,077

Total liabilities and equity	$2,775,015	$2,833,359

SERITAGE GROWTH PROPERTIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2016	June 30, 2016
REVENUE
Rental income	$45,927	$91,153
Tenant reimbursements	15,940	33,718

Total revenue	61,867	124,871

EXPENSES
Property operating	5,553	12,671
Real estate taxes	11,667	23,136
Depreciation and amortization	37,324	76,833
General and administrative	4,413	8,852
Allowance for doubtful accounts	145	145
Acquisition-related expenses	—	73

Total expenses	59,102	121,710

Operating income	2,765	3,161
Equity in income of unconsolidated joint ventures	912	2,998
Interest and other income	59	119
Interest expense	(15,636)	(31,366)
Unrealized loss on interest rate cap	(480)	(1,851)

Loss before income taxes	(12,380)	(26,939)
Provision for income taxes	(185)	(340)

Net loss	(12,565)	(27,279)
Net loss attributable to non-controlling interests	5,448	11,827

Net loss attributable to common shareholders	$(7,117)	$(15,452)

Net loss per share attributable to Class A and Class C common shareholders - Basic and diluted (1)	$(0.23)	$(0.49)

Weighted average Class A and Class C common shares outstanding - Basic and diluted (1)	31,391	31,391

(1)	Earnings per share is not presented for Class B shareholders as they do not have economic rights.

Reconciliation of Net Loss to NOI and Total NOI

	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
NOI
Net loss	$(12,565)	$(27,279)
Depreciation and amortization	37,324	76,833
General and administrative	4,413	8,852
Acquisition-related expenses	—	73
Equity in income of unconsolidated joint ventures	(912)	(2,998)
Interest and other income	(59)	(119)
Interest expense	15,636	31,366
Unrealized loss on interest rate cap	480	1,851
Provision for income taxes	185	340

NOI	$44,502	$88,919

TOTAL NOI
NOI	$44,502	$88,919
NOI of unconsolidated joint ventures	6,559	13,626
Straight-line rent adjustment (1)	(3,755)	(8,426)
Above/below market rental income/expense (1)	(124)	(424)

Total NOI	$47,182	$93,695

(1)	Includes adjustments for unconsolidated joint ventures.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
EBITDA
Net loss	$(12,565)	$(27,279)
Depreciation and amortization	37,324	76,833
Depreciation and amortization (unconsolidated joint ventures)	5,592	10,462
Interest expense	15,636	31,366
Provision for income taxes	185	340

EBITDA	$46,172	$91,722

ADJUSTED EBITDA
EBITDA	$46,172	$91,722
Unrealized loss on interest rate cap	480	1,851
Acquisition-related expenses	—	73
Up-front hiring and personnel costs	68	328

Adjusted EBITDA	$46,720	$93,974

Reconciliation of Net Loss to FFO and Company FFO

	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
FUNDS FROM OPERATIONS
Net loss	$(12,565)	$(27,279)
Real estate depreciation and amortization (consolidated properties)	37,153	76,538
Real estate depreciation and amortization (unconsolidated joint ventures)	5,592	10,462

FFO attributable to common shareholders and unitholders	$30,180	$59,721

FFO per diluted common share and unit	$0.54	$1.07

COMPANY FUNDS FROM OPERATIONS
Funds from Operations	$30,180	$59,721
Unrealized loss on interest rate cap	480	1,851
Amortization of deferred financing costs	1,340	2,680
Acquisition-related expenses	—	73
Up-front hiring and personnel costs	68	328

Company FFO attributable to common shareholders and unitholders	$32,068	$64,653

Company FFO per diluted common share and unit	$0.58	$1.16

WEIGHTED AVERAGE COMMON SHARES AND UNITS
Weighted average common shares outstanding	31,391	31,391
Weighted average OP units outstanding	24,176	24,176

Weighted average common shares and units outstanding	55,567	55,567